Exhibit 10.1
------------

                                    Agreement
                                    ---------

                  MEGANANZA(TM) BINGO SYSTEM AGREEMENT (RENTAL)
                              AND SOFTWARE LICENSE

     THIS MEGANANZA(TM) BINGO SYSTEM AGREEMENT (RENTAL) AND SOFTWARE LICENSE (this "Agreement") is entered into and effective for all purposes as of this ______ day of ___________, 2002 (the "Effective Date"), by and between MEGABINGO, INC., a Delaware corporation ("MBI") and a wholly owned subsidiary of Multimedia Games, Inc., a Texas corporation ("MGAM"), with principal offices at 8900 Shoal Creek Boulevard, Suite 300, Austin, TX 78757, and ______________________, a federally recognized Indian tribe (the "Tribe"), with an address at ____________________________. MBI and the Tribe may hereafter be referred to individually as a "Party" and collectively as the "Parties".

                              W I T N E S S E T H :

     WHEREAS, the Tribe is a federally recognized Indian tribe, which has jurisdiction over "Indian lands," as defined in Title 25, Section 2703(4) of the United States Code ("Indian Lands");

     WHEREAS, either the Tribe or a third-party manager (the "Manager"), under a management contract approved by the Chairman of the National Indian Gaming Commission (the "NIGC"), operates the Facility as defined herein;

     WHEREAS, MBI has developed certain games, in particular _________________ (the "MegaNanza System") and associated games such as _______________________ as may be provided by MBI, and as more specifically set forth on Exhibit "A" attached hereto and made a part hereof (the "Games"), for operation in Tribal Gaming Facilities in the United States;

     WHEREAS, the Tribe desires to conduct the Games at its Facility;

     WHEREAS, in order to conduct the Games at the Facility, the Tribe desires to lease from MBI, and MBI desires to lease to the Tribe, the Equipment, as defined herein, which is more specifically set forth on Exhibit "B" attached hereto and made a part hereof;

     WHEREAS, MBI has developed the computer software, supporting equipment and related documentation also set forth on Exhibit "B," which may be used for the operation of the Equipment leased by the Tribe, and the Parties desire that the Tribe be granted certain non-exclusive, non-perpetual, limited purpose license rights in and to such Software and Supporting Equipment (as defined below); and
                                                                            ---

     WHEREAS, the gaming commission or other regulatory authority of the Tribe has determined that the Games to be conducted using the Equipment, Software and Supporting Equipment will be Class II games which are subject to the terms and conditions of the Indian Gaming Regulatory Act, 25 U.S.C. ss.ss. 2701 et seq. (the "Act") and can lawfully be played under applicable law, including the Act;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, covenant and agree as follows:

     1.   Lease of Equipment. Upon the terms and subject to all of the
          ------------------
          conditions set forth herein, the Tribe hereby leases from MBI, and MBI hereby leases, lets and demises unto the Tribe, the electronic player stations ("EPS's") and other related equipment and accessories, as set forth in Exhibit "B" attached hereto and made a part hereof (collectively the "Equipment") for its exclusive use during the Term hereof. Under the terms and conditions of this Agreement, in

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)
          particular Section 12.3 hereof, the Parties agree that the amounts of Equipment leased from MBI by the Tribe may change from time to time, and therefore this Agreement may be amended to reflect such changes.

     2.   Grant of Limited Software License. Subject to the terms of this
          ---------------------------------
          Agreement and in addition to the other rights granted to the Tribe hereunder, MBI hereby grants to the Tribe, solely for its own use, a non-transferable, non-assignable, non-perpetual, non-exclusive and limited purpose license to use the "Software and Supporting Equipment," as further set forth in Section 11 below.

     3.   Term. The term of this Agreement shall commence upon the execution
          ----
          hereof and shall continue through the "Termination Date," as defined below, unless earlier terminated pursuant to the terms and conditions hereof (the "Initial Term"). Subsequent to the Initial Term, this Agreement shall be automatically extended from year to year, unless either Party notifies the other in writing of its intent to cancel this Agreement ninety (90) days' prior to the end of the Initial Term or any subsequent extension thereof. The Initial Term and any such subsequent extension thereof shall be collectively referred to as the "Term."

          The "Termination Date" shall mean ____________________.

     4.   Rent/License Fee; Other Fees. In consideration of the lease of the
          ----------------------------
          Equipment from MBI hereunder and the license of the Software and Supporting Equipment to the Tribe as set forth below, the Tribe shall pay a rental/license fee in one of the following amounts, depending upon the option chosen in the boxes under the signature of the Tribe:
          (a) the amount of thirty percent (30%) of the "Normalized Hold" attributable to the Games; or (b) the amount of thirty percent (30%) of the "Actual Hold" attributable to the Games (in either case, the "Rent/License Fee"). The Rent/License Fee is reflected as the "Net MBI Commission" on the MegaNanza Sales Summary. The definition of "Normalized Hold" and "Actual Hold", as well as a further description of the accounting for the Games is set forth on Exhibit "C" attached hereto and made a part hereof for all purposes. The Tribe shall make payments to MBI for the Legal Allocation, Service Allocation and Marketing Allocation, as further set forth on Exhibit "C." If the Tribe elects to participate in the "Prize Balancing" program (only if "Normalized Hold" is elected), as set forth on Exhibit "C", the Tribe shall also make payments to MBI in the amount of one and one-half percent (1.5%) of the Normalized Hold. All of the Rent/License Fee, as well as the payments for the Legal Allocation, Service Allocation, Marketing Allocation, and Prize Balancing, if applicable, shall be paid to MBI through the Cash Management System described in Section 5 below.

     5.   Cash Management System. The Tribe shall be solely responsible for the
          ----------------------
          allocation, disbursement and distribution of all revenues generated from the Games (the "Cash Management System") subject to the terms and conditions of this Agreement, including without limitation Exhibit "C," the Act and any other applicable law. During the Term, all Rent/License Fees, payments for the Legal Allocation, Service Allocation, Marketing Allocation, and Prize Balancing, if applicable, or fees or payments of any sort to be paid to MBI under this Agreement or otherwise ("Payments") shall be deposited daily directly to a separate account of MBI in a bank (the "Bank") chosen by MBI. The Payments shall be in the amounts set forth on the "Reconciliation" section of the "MegaNanza Sales Summary" report, a sample of which is attached hereto as Exhibit "G" and made a part hereof for all purposes. If the Tribe has chosen to operate under an "Actual Hold" basis, the Payments, as reflected on the Reconciliation reports, shall only be made for each Game Day in which the Actual Hold is greater than zero ($0.00). The Payments for each "Game Day" (commencing at 8:00 a.m. Central Time and ending 24 hours later at 8:00 a.m.) shall be deposited by the Tribe in the Bank on or before 4:30 p.m. of the following Game Day (i.e., 4:30 p.m. of the afternoon following the 8:00 a.m. close of business for each Game Day), or on such other basis mutually agreed to in writing by the Parties. Any failure by the Tribe to make such Payments shall be a material default under this Agreement, and MBI shall have all rights and remedies under this Agreement and applicable law, including, but not limited to, the right to enter the Indian Lands of the Tribe during any period in which the Payments are in

           Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)
          arrears in order to suspend the operation of the Equipment and terminate the playing of the Games. (All references to time in this Agreement shall be to Central Time Austin, Texas.)

               The Tribe shall be solely responsible for complying with applicable laws, rules and regulations relating to the collection and distribution of revenues from the Games and shall indemnify, defend and release MBI from any claim, loss, damage or suit relating to such revenues. Both the Tribe and MBI shall have continuing access to the "MegaNanza Sales Summary" report or any other report generated by the MegaNanza System, in the forms attached hereto as Exhibit "G". Such reports are generated by the MegaNanza System on a daily basis and shall be used to make the calculations required for the Payments as set forth herein. The Tribe shall also provide such other information relating to the matters covered hereunder as MBI may reasonably request.

     6.   Accounting. All books of account and financial statements related to
          ----------
          the operation of the Games and the Cash Management System shall be maintained by the Tribe in accordance with generally accepted accounting principles and shall comply with the Act and any other applicable law.

     7.   Audits. MBI, at its own expense, shall have the right to perform or
          ------
          cause to be performed weekly audits of all revenues from the Games. MBI shall have the right to inspect the Cash Management System, including all books of account at all times with reasonable notice to the Tribe. MBI may conduct, at its own expense, additional independent audits of the Cash Management System and books of account.

     8.   Title to and Location of Equipment. Title to the Equipment shall at
          ----------------------------------
          all times remain with MBI subject to the terms, conditions and rights of the Tribe under this Agreement. The Tribe shall, at all times, protect and defend, at its own cost and expense, the ownership of MBI from and against all claims, liens and legal processes of creditors of the Tribe and/or the tribal gaming enterprise and keep all the Equipment free and clear from all such claims, liens and processes. The Equipment is and shall remain personal property. Upon the expiration or termination of this Agreement, the Tribe shall allow MBI to retrieve the Equipment, which shall be unencumbered by the Tribe, and in the same condition as when received by the Tribe, reasonable wear and tear resulting from use thereof alone excepted. MBI shall have the right from time to time during reasonable business hours to enter the Facility, as defined below, or elsewhere for the purpose of confirming the existence, condition and proper maintenance of the Equipment, with reasonable notice. So long as the Tribe shall not be in default under this Agreement, the Tribe shall be entitled to the possession and use of the Equipment in accordance with the terms hereof. The Equipment shall only be used in the conduct of the lawful business of the Tribe by the Tribe. The Tribe shall use the Equipment only at the [Casino] located in ________________, _______, __________]
          (the "Facility"). The Tribe shall not, without MBI's prior consent, remove the Equipment from the Facility, part with possession or control of the Equipment or attempt or purport to sell, pledge, mortgage or otherwise encumber any of the Equipment or otherwise assign, sublease, dispose of or encumber any right or interest under this Agreement. MBI shall further have the right to remove the Equipment upon any termination of this Agreement. The Tribe shall not, on its own, install or operate, or cause or allow any third party to install or operate, any software or other programs or equipment on the Equipment or utilize the MegaNanza System for any purpose other than the uses contemplated under this Agreement, without the express written consent of MBI.

     9.   Limited Warranty and Disclaimer. MBI warrants that the Equipment shall
          -------------------------------
          be suitable for the operation of the Games and will so operate for a period of ninety (90) days after installation. Otherwise, THE TRIBE ACKNOWLEDGES AND AGREES THAT MBI HAS NOT MADE AND MAKES NO REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, DIRECTLY OR INDIRECTLY, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY REPRESENTATIONS OR WARRANTIES CONCERNING THE EQUIPMENT WITH RESPECT TO SUITABILITY, DURABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

          Tribe         MBI

Initials  _______ _______                             MBI - MegaNanza (Rental)

     10.  Equipment Installation and Service. MBI shall install the Equipment at
          ----------------------------------
          the Facility and shall repair and maintain the same at its sole expense during the Term hereof in a commercially reasonable manner. The Tribe shall allow MBI full access to the Facility at all times for purposes of installing, repairing or maintaining the Equipment under this Agreement. The Tribe shall not make any alterations, additions or improvements to the Equipment without the prior written consent of MBI. All repairs, replacements, parts, devices, accessories, and improvements of whatsoever kind or nature furnished or affixed to the Equipment shall belong to and become part of the property of MBI. Any breach of the provisions of this section shall be a material default under this Agreement.

     11.  Software and Supporting Equipment. The following terms and conditions
          ---------------------------------
          shall govern the limited purpose license of the Software and Supporting Equipment hereunder.

          11.1 "Software and Supporting Equipment" shall mean the MBI computer
               -----------------------------------
               software and related documentation and certain supporting equipment described in Exhibit "B" and includes certain enhanced, modified and updated versions of the Software and Supporting Equipment that may be hereafter developed by MBI, which is also described on Exhibit "B." The Tribe shall be responsible for operating the Software and Supporting Equipment and implementing any and all procedures for the conduct of the Software and Supporting Equipment under the Act and other applicable law.

          11.2 Rights in Software. The Tribe shall use the Software and
               ------------------
               Supporting Equipment exclusively for the operation of the Games and shall not incorporate the Software and Supporting Equipment, whether in whole or in part, or the Software's code or user interface information, into any product for distribution or use by any party. Except for the rights enumerated in this Agreement, the limited license hereby granted to the Tribe does not include a grant to the Tribe of any other rights to, title, ownership, security interest, or other interest in any intellectual property of MBI.

          11.3 Delivery. All applicable Games and Software and Supporting
               --------
               Equipment shall be delivered to the Tribe in an appropriate medium or media (as determined by MBI) on or as soon as practicable after the Effective Date, subject to the approval of the Tribe or the Tribe's gaming commission, if required. In the event that delivery shall be incomplete, MBI shall deliver to the Tribe all other components of the Software and Supporting Equipment that may be reasonably requested from time to time in order to accomplish complete delivery of the Software and Supporting Equipment.

          11.4 Software and Supporting Equipment Maintenance. MBI shall install
               ---------------------------------------------
               and support the Software and Supporting Equipment at the Facility in the appropriate manner as determined by MBI. Subject to the earlier expiration of the Term, for a period of at least three
               (3) years after the Effective Date, such installation and support shall include basic upgrades of the current version of the Back Office Host System (as defined in Exhibit "B") as well as basic upgrades of the current versions of the Game Software and the Universal Data Management System initially licensed hereunder and listed on Exhibit "B." If the Parties elect to renew this Agreement, then such support shall continue; provided, however,
                                                            --------  -------
               that MBI shall have the right, in its discretion, to substitute new versions of the Software to the extent that older versions have been discontinued. MBI and the Tribe shall use commercially reasonable efforts to negotiate additional software greements or amend this Agreement to cover new versions of the Software and Supporting Equipment which may be developed by MBI from time to time and which may be of interest to the Tribe. MBI shall also provide the Tribe with a reasonable amount of training and technical assistance concerning the Software and Supporting Equipment at no charge. MBI shall perform the Software and Supporting Equipment maintenance specified in this Agreement so long as the Tribe is current on its payments to MBI under this Agreement. The Tribe shall allow MBI full access to the Facility at all times for purposes of installing, repairing or maintaining the Software

               Tribe       MBI

Initials       _______     _______                      MBI - MegaNanza (Rental)
          and Supporting Equipment (and any breach hereof shall be a material default under this Agreement).

          11.5 Limited Warranties and Remedies.
               -------------------------------

          A. MBI warrants that, for a period of ninety (90) days after installation, the Software and Supporting Equipment will operate suitably with the Equipment.

          B.   EXCEPT FOR THIS EXPRESS LIMITED WARRANTY, THE TRIBE ACCEPTS
          THE SOFTWARE AND SUPPORTING EQUIPMENT "AS IS," WITH NO OTHER EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS OF ANY KIND, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MBI DOES NOT WARRANT THAT THE TRIBE'S USE OF THE SOFTWARE AND SUPPORTING EQUIPMENT WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE AND SUPPORTING EQUIPMENT WILL MEET THE TRIBE'S REQUIREMENTS. TO THE EXTENT THE SOFTWARE CONTAINS OBJECT CODE OR SOURCE CODE WHICH MBI HAS LICENSED FROM A THIRD PARTY, MBI EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF TITLE OR AGAINST INFRINGEMENT AND LICENSES TO THE TRIBE ONLY SUCH RIGHTS AS MBI MAY HAVE UNDER THE APPLICABLE THIRD PARTY LICENSE.

          C. IN NO EVENT WILL MBI BE LIABLE FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST REVENUES OR PROFITS, LOST DATA, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          D. MBI'S LIABILITY TO THE TRIBE OR ANY THIRD PARTY FOR A CLAIM OF ANY KIND RELATED TO THIS AGREEMENT OR ANY PRODUCT OR SERVICE PROVIDED HEREUNDER, WHETHER FOR BREACH OF CONTRACT OR WARRANTY, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, SHALL NOT EXCEED THE AGGREGATE OF FEES PAID TO MBI FOR THE PRODUCT OR SERVICE INVOLVED IN THE CLAIM. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY THE TRIBE MORE THAN ONE YEAR AFTER THE CAUSE OF ACTION IS OR REASONABLY SHOULD HAVE BEEN DISCOVERED.

     12.  Duties of the Tribe; Floor Space; Class III operations.
          ------------------------------------------------------

          12.1 Facility Services. The Tribe shall be solely responsible for
               -----------------
          providing, at its sole cost and expense, secure space on Indian Lands of the Tribe for the installation, maintenance and operation of the Equipment, Software and Supporting Equipment under applicable law, including the Act. The Tribe shall be solely responsible for providing, at its sole cost and expense, all necessary personnel to operate the Equipment, Software and Supporting Equipment. In addition, the Tribe shall bear those costs and expenses associated with equipping and preparing the Facility for use, including without limitation the following services: electrical power, communication cabling, space in the Facility for the Back Office Host System, a station for the manned point of sale, and any and all costs and expenses associated with the Facility's staff for the training and operation of the Equipment, Games and the general system, any and all costs associated with the payment of prizes for the Games (subject to Prize Balancing, if applicable), and any and all costs of the ancillary products consumed in the operation of the equipment, including but not limited to: printer ribbons, printer paper, roll paper, mag-stripe player cards, bill acceptor cleaning pads, magnetic discs and CD's.

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)

          12.2 Game Procedures. The Tribe shall be responsible for operating the
               ---------------
          Games and implementing any and all procedures for the conduct of the Games under the Act and other applicable law (the "Game Procedures").

     13.  Default. Any of the following events or conditions shall constitute a
          -------
          default by the Tribe under this Agreement:

          13.1 Failure to pay the Rent/License Fee or any other sums due hereunder when due;

          13.2 Any other breach of the terms and conditions of this agreement, which breach continues for fifteen (15) days after notice thereof from MBI; provided however, that where the Tribe commences curing,
                    -------- -------
          and such breach cannot be cured within such 15-day period, such period shall be extended for such period of time as reasonably required to complete such curing;

          13.3 If any writ or order of attachment, execution or other legal process against the Tribe is levied on any or all Equipment and not released or satisfied within ten (10) days;

          13.4 If the Facility where the Equipment is to be installed ceases doing business;

          13.5 The voluntary or involuntary commencement of a proceeding in bankruptcy, receivership, or insolvency against the Tribe, the tribal enterprise or their property; a general assignment for the benefit of creditors by the Tribe or the tribal enterprise; or if the Tribe or the tribal enterprise shall enter into an agreement or composition with its creditors; if the Tribe ceases to be federally recognized or if Class II gaming ceases to be legal on the Indian Lands of the Tribe; or if the lands on which the Facility is located are determined not to be Indian lands;

          13.6 If any certificate, statement, representation, or warranty furnished by the Tribe proves to be false in any material respect; or
                                                                             --
          13.7 If the condition of the affairs of the Tribe or the tribal gaming facility shall so change as to, in the sole opinion of MBI, impair MBI's security or increase the credit risk involved.

     13A. Default. Any of the following events or conditions shall constitute a
          -------
          default by MBI under this Agreement:

          13A.1 Any breach of the terms and conditions of this Agreement which breach continues for fifteen (15) days after written notice thereof from the Tribe; provided, however, that where MBI commences curing and such breach cannot be cured within such 15-day period, such period shall be extended for such period of time as reasonably required to complete such curing;

          13A.2 If MBI ceases doing business as a going concern;

          13A.3 The commencement of a proceeding in bankruptcy, receivership, or insolvency against MBI or its property or if MBI shall enter into an agreement or composition with its creditors; or
                                                       --

          13A.4 If any certificate, statement, representation or warranty furnished by MBI proves to be false in any material respect.

     14.  Remedies. Upon the happening of any event of default as set forth in
          --------
     Section 13 hereof, in addition to and not in limitation of any other rights and remedies MBI may have under applicable law, MBI shall have the right, but not the obligation, to do the following without demand or notice of any kind:

          14.1 Declare due, make demand in arbitration, sue for, and receive from the Tribe the sum of all Rent/License Fee and/or any other amounts due and owing under this Agreement plus

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)
          all court costs, attorneys fees and related expenses incurred by MBI in the course of any legal proceedings commenced hereunder.

     14.2 Retake possession of any and all Equipment, Software and/or Supporting Equipment without any court order or other process of law. For such purpose, MBI may enter the Facility or upon any premises where such Equipment, Software and/or Supporting Equipment is located and remove same therefrom without being liable to any suit, action or other proceeding by the Tribe. THE TRIBE HEREBY WAIVES ANY AND ALL RIGHTS TO NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO THE REPOSSESSION OF THE EQUIPMENT BY MBI.

     14.3 Terminate this Agreement as to Equipment, Software and/or Supporting Equipment.

     14.4 Terminate any other lease or agreement between MBI and the Tribe;
     and/or
     ------

     14.5 Pursue any other remedy at law or in equity.

14A. Remedies. Upon the happening of any event of default as set forth in
     --------
     Section 13A hereof, in addition to and not in limitation of any other rights and remedies the Tribe may have under applicable law, the Tribe shall have the right, but not the obligation, to do the following without demand or notice of any kind:

     14A.1 Terminate this Agreement as to any or all Equipment, Software and/or Supporting Equipment.

     14A.2 Terminate any other lease or agreement between MBI and the Tribe relating to gaming, including without limitation the Software Agreement; and/or

     14A.3 Pursue any other remedy at law or in equity.

15.  Disputes. Any dispute among the Parties regarding the interpretation,
     --------
     performance, breach or enforcement of this Agreement shall be submitted to and resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any award, determination, order or relief, whether in law or equity or otherwise, resulting from such arbitration shall be binding on the Parties and may be entered in and enforced by any court having jurisdiction thereof provided that any money judgment or award against the Tribe or any officer or member thereof shall be payable only out of the revenues of the Facility or the proceeds thereof, and the Tribe waives its sovereign immunity only to the extent required to give effect to the provisions of this Section 15. The provisions of this Section 15 shall survive any termination of this Agreement.

16.  Additional Provisions. The remaining terms and conditions of this Agreement
     ---------------------
     consisting of Sections 17 through 44, are set forth on Exhibit "F" to this Agreement, which is attached hereto and made a part hereof for all purposes. The terms and conditions contained in Exhibit "F" are hereby agreed to by the Parties, and shall apply to this Agreement.

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

     TRIBE:                       :    MBI: MEGABINGO, INC.
           -----------------------

     Date:                             Date:
           -----------------------           --------------------------



     By:                               By:
         -------------------------         -----------------------------
     Name:                             Name:
           -----------------------           ---------------------------
     Title:                            Title:
            ----------------------            --------------------------

     |_| Option 1. The Tribe selects the payment option based on "Normalized Hold," with "Prize Balancing," as described in this Agreement.

     |_| Option 2. The Tribe selects the payment option based on "Normalized Hold," without "Prize Balancing," as described in this Agreement.

     |_| Option 3. The Tribe selects the payment option based on "Actual Hold," as described in this Agreement.

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)

                                   EXHIBIT "A"
                  MEGANANZA(TM) MZA 2001 BINGO SYSTEM AGREEMENT
                          (RENTAL) AND SOFTWARE LICENSE
                            INITIAL PALETTE OF GAMES

                                     Group A

Group A: Games available to choose from upon initial order of ____ machines or more. Maximum one game choice per ___ machines ordered.

Group B: Additional game choices available upon full implementation of Game
         Palette:

Note 1: Alternative Games choices for the Games listed in Group B above may be substituted by MBI at its discretion.

Note 2: All game choices and dates of availability are dependent upon approval by the relevant tribal, state and/or federal regulatory bodies.

Note 3: All game names are in the process of federal trademark/service mark registration and may change if they cannot be registered.

Note 4: Additional game choices (not enumerated above) and new machine designs will be quoted for an additional charge - at MGAM's then available terms and pricing. Changes in glass, custom glass, game graphics, new graphics, and new games can be quoted for an additional charge.


          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)

                                   EXHIBIT "B"

                      MEGANANZA(TM) BINGO SYSTEM AGREEMENT
                          (RENTAL) AND SOFTWARE LICENSE

                                    EQUIPMENT

     The following equipment will be installed at the ___________ located in ________ (the "Facility").

     ITEM                                      NO.                UNIT PRICE**
     ----                                      ---                ------------

     Electronic Player Stations, upright                          N/A - Rental

     The first _____ Player Stations and associated Back Office Host System (see below) shall be delivered and installed on a schedule mutually acceptable to the Parties within 30 days of the execution of this agreement. The remaining Player Stations shall be delivered and installed within ______ days of the execution of this agreement.

     .               LIST OF SOFTWARE AND SUPPORTING EQUIPMENT

     . Back Office Host System. The Back Office Host System is the current package of software and equipment comprising a host system which includes a game host computer, one or more central computers and certain local area network software and equipment, to control the computer network and to provide central control of accounting functions. The Tribe's Back Office Host System is Version No. 1.0.

     . Universal Data Management System ("UDMS") (as available). The UDMS is the current package of software offered by MBI which provides additional support and services for the Equipment, Games and other Software, including without limitation reporting, auditing and account management features. The Tribe's UDMS package is Version No. 1.0.

     . The current versions of the game software for the Games listed on Exhibit "A", including:

                           Graphical Reproductions;
                           Sound;
                           Prize Structure;
                           Pay Tables.

     .    Two (2) manned point-of-sale (P.O.S.) stations

     . Two (2) "super" point-of-sale (P.O.S.) stations (capable of magnetic strip generation) Note: In the event that the Tribe decreases the number of machines/player stations at its Facility or the installation consists of fewer than 75 machines/player stations, MBI shall have the right to remove the appropriate number of the P.O.S. stations.

     MBI shall bear the costs associated with shipping, delivery and installation of the equipment and software listed herein and shall provide at no cost to the Tribe up to 40 hours training to facility and Tribal staff as determined by the Tribe. The Tribe shall bear any costs associated with "site preparation," including, but not limited to, the installation and/or enhancement of facility electrical, communications, security, building and personnel necessary for the ongoing operation of the games at the facility.

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)

                                   EXHIBIT "C"

                                   ACCOUNTING

     In the event the Tribe selects either Options 1or 2 herein, accounting for the MEGANANZA Bingo System and the Games is based on "normalized" (expected) calculations, which shall be based on the history of the operation and playing of the Games.

     Definitions:
     -----------

     "Gross Sales" equals the total sum of all revenues generated from the playing of the applicable Games(s) and/or use of the Equipment and Software and Supporting Equipment.

     "Prizes Paid" equals the sum of all monies paid to players of the applicable Games(s) as prizes under applicable Game rules and shall be reflected in the "MegaNanza Sales Summary" report.

     "Legal Allocation" is defined as that portion of the Normalized Hold or Actual Hold, as applicable, allocated under this Agreement to be expended to use any and all regulatory and legal means to confirm classification of the Games as "Class II" games under IGRA. The Legal Allocation shall be reflected in the "MegaNanza Sales Summary" report.

     "Service Allocation" is defined as that portion of the Normalized Hold or Actual Hold, as applicable, allocated under this Agreement to be expended as maintenance for the Equipment and Software and Supporting Equipment, including without limitation glass changes, with the exception of custom glass. The Service Allocation shall be reflected in the "MegaNanza Sales Summary" report.

     "Marketing Allocation" is defined as that portion of the Normalized Hold or Actual Hold, as applicable, allocated under this Agreement to be expended for the advertising, general marketing and promotion of the Games on-site at the Facility. The Marketing Allocation shall be reflected in the "MegaNanza Sales Summary" report.

     "Target Percentage" is defined as the portion of Gross Sales that is, over time, expected to be paid in prizes to players of the applicable Game(s). The calculation of the Target Percentage is made by MBI based on the history and playing of the applicable Game(s) at the Facility and/or other tribal gaming facilities. The Target Percentage is adjusted on a periodic basis by MBI and as new Game themes are implemented by MBI. The Target Percentage shall be reflected in the "MegaNanza Sales Summary" report.

     "Target Prizes" is defined as Gross Sales, multiplied by the Target Percentage and shall be reflected in the "MegaNanza Sales Summary" report.

     "Normalized Hold" equals Gross Sales, less Target Prizes and shall be reflected in the "MegaNanza Sales Summary" report.

     "Actual Hold" equals Gross Sales, less Prizes Paid and shall be reflected in the "MegaNanza Sales Summary" report.

     "Credit Value" is defined as the lowest amount that a player can wager to participate in the applicable Game(s) under the rules governing such Game(s).

     "Prize Adjustment" equals Target Prizes, less Prizes Paid and shall be reflected in the "MegaNanza Sales Summary" report.

     "Prize Pools" is defined as all revenues of the tribal gaming enterprise allocated, under the applicable Game(s) rules, for Prizes Paid.

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)

     Allocations. A total of one and one-half percent (1.5%) of the Normalized
     ------------
Hold or Actual Hold, as applicable, is allocated among the following: Service Allocation (0.5% of the Normalized Hold or Actual Hold, as applicable); Marketing Allocation (0.5% of the Normalized Hold or Actual Hold, as applicable); and Legal Allocation (0.5% of the Normalized Hold or Actual Hold, as applicable).

     Payments; Miscellaneous. If the Tribe elects the "Normalized Hold" option,
     -----------------------
the Tribe shall be responsible for the Prizes Paid for the Games; provided,
                                                                  --------
however, that if the Tribe further participates in the "Prize Balancing"
-------
program, then MBI shall assist the Tribe in maintaining and accounting for the Prize Pools and shall guarantee the Prizes Paid for the applicable Game(s), only to the extent that there are insufficient funds in the Prize Pools.

     If the Tribe elects the "Actual Hold" option, the Tribe shall be responsible for the Prize Pools for the Games.

     MBI shall be provide a daily "MegaNanza Sales Summary" report, which shall contain a "reconciliation" section, in the form set forth on Exhibit "G," which the Tribe shall have the ability to access and reproduce on the MegaNanza System. This daily reconciliation report shall:

     a. reflect the daily financial activity of the applicable Game(s) based on the Normalized Hold or Actual Hold, as applicable, and utilizing the Target Percentage(s), if applicable;

     b. include the portion of Normalized Hold or Actual Hold, as applicable, paid by the Tribe participating in Prize Balancing;

     c. incorporate the amounts for the Service Allocation, Marketing Allocation and Legal Allocation; and

     d. reflect the appropriate deposits by the Tribe or reimbursements by MBI.

     The Tribe shall pay MBI the amounts for the Service Allocation, Marketing Allocation and Legal Allocation set forth above, plus the Rent/License Fee and any other amounts due under this Agreement, under the Cash Management System described in Section 5 of this Agreement.

     If the Tribe is operating under a "Normalized Hold" basis, the Games may be offered at different Credit Values and the defined Target Percentage may vary. The Target Percentage shall always be determined before any session of a Game is offered. Reasonable adjustments of the value of the Prizes Paid and the Target Percentage may be requested by the Tribe and made by MBI, based upon the results of the actual operations of the Games or projected future operations.

     A sample "MegaNanza Sales Summary," based on "Normalized Hold with Prize Balancing" is included as Exhibit G.

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)
                                       12

                                   EXHIBIT "D"
                      MEGANANZA(TM) BINGO SYSTEM AGREEMENT
                          (RENTAL) AND SOFTWARE LICENSE

                            DESIGNATED REPRESENTATIVE

     The initial Designated Representatives for MBI shall be _____________________. The initial Designated Representative for the Tribe shall be ______________________________.

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)

                                   EXHIBIT "E"
                      MEGANANZA(TM) BINGO SYSTEM AGREEMENT
                          (RENTAL) AND SOFTWARE LICENSE

                                TRIBAL RESOLUTION
                                     SAMPLE
                            Resolution No.___________

RESOLUTION OF THE ____________________ [BUSINESS COMMITTEE] TO ENTER INTO MBI EQUIPMENT AGREEMENT (RENTAL) AND SOFTWARE LICENSE (THE "AGREEMENT") WITH MEGABINGO, INC., A DELAWARE CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF MULTIMEDIA GAMES, INC., A TEXAS CORPORATION.

     WHEREAS: the _______________ tribe of _______________ is a federally recognized Indian tribe, governed by a [Constitution and Bylaws] pursuant to _____________________________.

     WHEREAS: under the above mentioned Constitution and Bylaws adopted by the _________________ [Business Committee/Tribal Council, etc.] on
              ______________ and recognized by the Secretary of the Interior the
              __________________[Business Committee] has certain powers, and

     WHEREAS: under _______________ of the Tribal Constitution the Business
              Committee is empowered to exercise the responsibility to approve or disapprove contracts or agreements with private persons, or with corporate bodies, and

     WHEREAS: the manager of the tribal gaming facility (the "Facility") recommends that the Agreement be entered into with MegaBingo, Inc., a Delaware Corporation and a Wholly Owned Subsidiary of Multimedia Games, Inc., a Texas Corporation ("MBI") will provide Multimedia Game's _______________, and associated games
              (the "Games"), and

     WHEREAS: the _______________ [Business Committee] agrees that it is to the Tribe's economic and financial benefit for the Tribe to enter into the Agreement with MBI, and

     WHEREAS: MBI is in the business of providing technical, financial and other services required for the conduct of the Games, hereby defined as lawful games on "Indian Lands" as defined in the Indian Gaming Regulatory Act, Public Law 100-497, the "Act", and

     WHEREAS: the parties to the Agreement understand and agree that the Games to be conducted at the Facility under and in connection with the Agreement initially shall be [a series of Class II games described in Exhibit "A" of the Agreement,] and shall thereafter include such other games as may be selected from time to time in accordance with the terms of the Agreement which are legally conducted under applicable law including the Act, and

     NOW THEREFORE BE IT RESOLVED: that the [Business Committee] of the _______________ Tribe in consideration of the mutual premises and covenants of the parties contained in the Agreement hereby approves and supports this resolution for the Tribe to enter into the Agreement with MBI and agrees to all the terms and conditions of said Agreement.

     NOW, THEREFORE, BE IT FURTHER RESOLVED, that the [Chairman of the Business Committee] of the _______________ Tribe of _______________, or in the absence of the Chairman, the Vice Chairman, is hereby authorized to sign, execute and negotiate on behalf of the Tribe the Agreement and all further contracts, agreements and amendments thereto with respect to the Agreement and other contracts with MBI, without further adoption of a resolution securing the performance of this activity throughout the duration of the Agreement, and such execution is in compliance with all tribal, federal and other applicable laws, regulations and ordinances.

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)

                                   EXHIBIT "F"

                      MEGANANZA(TM) BINGO SYSTEM AGREEMENT
                          (RENTAL) AND SOFTWARE LICENSE

                         ADDITIONAL TERMS AND CONDITIONS

     17.  Fee Assessments. The Tribe shall be responsible for including the
          ----------------
          assessable gross revenues from the Games in its quarterly statements of the NIGC and remitting the amount of the fee owed as required by 25 C.F.R. Part 514. MBI shall not be liable for any such fee assessments. Furthermore, the Tribe hereby agrees that in all instances the pricing under this Agreement excludes fees, taxes, or licenses that may be required by governmental entities, or other third parties, which would require additional charges to the MBI or the Tribe under this Agreement.

     18.  Communication Between the Parties. The Tribe hereby agrees to
          ----------------------------------
          designate one tribal representative to facilitate communication, cooperation and coordination with MBI and to represent the Tribe in all matters pertaining to this Agreement (the "Designated Representative"). The Designated Representative shall meet with MBI from time to time upon the reasonable request of either Party to discuss any matter relating to the Equipment or the Games or any other matter under this Agreement. The Designated Representative shall be the primary contact for MBI relating to this Agreement and shall be authorized by the Tribe to grant all necessary approvals and/or consents for the Tribe required under this Agreement. MBI agrees to designate two (2) or more officers to act as primary contacts for the Designated Representative. The Tribe may change the Designated Representative, and MBI may change its designated contact persons, by giving written notice to the other Party. The initial Designated Representative and MBI's initial designated contact persons under this
          Section 18 shall be those persons identified on Exhibit "D" attached hereto and made a part hereof.

     19.  Use of Subcontractors. In its sole discretion, MBI may use
          ----------------------
          subcontractors in connection with its performance of installation and maintenance under this Agreement. Upon written request by the Tribe, MBI shall provide the Tribe with the names and addresses of the principals of all subcontractors and any other information required for any review or approval thereof mandated by applicable federal law.

     20.  Indemnification by the Tribe. The Tribe agrees to indemnify and hold
          -----------------------------
          MBI, its parent company, subsidiaries, affiliated companies, officers, directors, shareholders, employees, agents and representatives harmless from and against any and all claims, damages, liabilities, costs and expenses, and causes of action held by the Tribe or third parties, including reasonable attorneys' fees, resulting from:

          20.1 Any acts or omissions of the officers, directors, employees, agents, servants or any other person or party for whom the Tribe is responsible by law in connection with the Tribe's performance of this Agreement or in connection with the operation of the Equipment, Software, Supporting Equipment or the Games;

          20.2 The Tribe's failure to obtain any consents required under any applicable laws and/or regulations or to otherwise comply with the provisions thereof;

          20.3 The Tribe's use of the Equipment, Software, Supporting Equipment or Games and any information furnished to it by MBI or its contractors, subcontractors, representatives and agents in any manner which is not in accordance with the terms of this Agreement, the Act or other applicable law; or
                                   --

          20.4 The Tribe's breach of any of its representations and warranties contained in this Agreement.

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)

     21.  Representations and Warranties of MBI. In addition to the
          --------------------------------------
          representations and warranties contained elsewhere in this Agreement, MBI represents and warrants to the Tribe that:

          21.1 MBI is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite power and authority to transact the business it transacts; and
                                                               ---

          21.2 MBI has the full corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and this Agreement is valid and legally binding on MBI.

     22.  Representations, Warranties and Certifications of the Tribe. In
          ------------------------------------------------------------
          addition to the representations and warranties contained elsewhere in this Agreement, the Tribe represents and warrants to MBI that:

          22.1 The Tribe is a federally recognized Indian tribe and has all requisite power and authority to transact the business it transacts;

          22.2 The Tribe has the full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and this Agreement has been duly authorized by all requisite actions of the governmental bodies of the Tribe and are valid and legally binding on the Tribe;

          22.3 The Tribe has obtained all requisite approvals under the applicable law or regulation to enter into and perform under the terms of this Agreement and shall submit to MBI a copy of such approvals upon the execution of this Agreement;

          22.4 The Tribe certifies that attached to this Agreement as Exhibit "E" is a resolution of the governing body of the Tribe, certified by the appropriate tribal officer, (i) approving the terms and conditions of this Agreement; (ii) approving the execution of this Agreement by the undersigned official(s) of the Tribe and setting forth the scope of authority of the official(s) of the Tribe who have signed this Agreement on behalf of the Tribe and of the Designated Representative designated under Section 18 above; and (iii) identifying the provision(s) of the organic document of the Tribe (e.g. tribal constitution or statute) which authorizes this Agreement; and

          22.5 The Tribe certifies that neither the Tribe, the tribal gaming regulatory authority, nor any tribal agency or entity shall tax MBI or its property at the Facility in any form, or impose other fees or impositions of any form, including without limitation upon the Games, Equipment, Software and Supporting Equipment and/or the amounts paid or payable to MBI under this Agreement or as a result of conducting business on the Tribe's reservation. In the event that taxes or any other impositions are imposed by the Tribe despite the provisions of this Agreement, then the amounts paid to MBI under this Agreement shall be increased by the amounts of such taxes or impositions. The provisions of this subsection 22.5 shall survive any termination of this Agreement.

               The lands on which the Facility is located and within which the Equipment, Software and Supporting Agreement will be placed are Indian Lands.

     23.  Taxes. The Tribe agrees that, during the term of this Agreement, in
          ------
          addition to the Rent/License Fee and any other fees and payments to be paid by the Tribe to MBI, it shall promptly pay all taxes, assessments and other governmental charges levied or assessed upon the Equipment, or relating to this Agreement, exclusive of franchise taxes and taxes measured by the income of MBI. The Tribe and/or the Facility shall be responsible for filing all documents and forms with the Internal Revenue Service relating to the matters covered under this Agreement and the filing and the collection of federal taxes, including without limitation all required W-2G reporting to the Internal Revenue Service, using the Tribe's and/or the Facility's federal tax identification number; provided, however, only if the Tribe
                                 --------  -------
          participates in the "Prize Balancing" program MBI shall be

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)
          responsible for filing W-2G documentation and reporting, using MBI's federal identification number, with the full cooperation of the Tribe and the employees of the Facility. The Tribe and/or the Facility shall, in any case, be responsible for providing all players of the Games, as applicable, with the printed forms for W-2G reporting required by the Internal Revenue Service at or prior to the time the prize monies are actually received by each player. If the Tribe is participating in the "Prize Balancing" program, the Tribe shall immediately forward the completed W-2G forms to MBI. Any fine(s) resulting from the failure to submit any form as required in this section shall be reimbursed to MBI by the Tribe.

     24.  Liability for Damage. The Tribe hereby assumes and shall bear the
          --------------------
          entire risk of loss for theft, loss, damage or destruction of the Equipment, Software or Supporting Equipment, from any and every cause whatsoever, from the time the Tribe takes delivery from MBI to the date of redelivery to MBI, if any. No such loss or damage shall impair any obligation of the Tribe under this Agreement, which shall continue in full force and effect. In the event of such loss or damage and irrespective of, but applying full credit for payment from any insurance coverage, the Tribe shall, at its own cost and expense, at the option of MBI: (a) place the same in good repair, condition and working order; or (b) replace the same with similar Equipment, Software or Supporting Equipment of equal value, taking into -- account the depreciation of the Equipment, Software or Supporting Equipment at the time of its loss, destruction or damage thereof.

     25.  Insurance. MBI shall maintain commercially reasonable insurance on the
          ----------
          Equipment, Software or Supporting Equipment in its discretion.

     26.  MBI's Payment. In the case of the failure of the Tribe to pay taxes,
          --------------
          or to perform any other obligation of the Tribe under this Agreement, MBI shall have the right, but not the obligation, to pay such taxes or to perform such other obligation(s), as the case may be. In such event, the cost thereof shall be repayable by the Tribe, together with interest at the rate of eighteen percent (18%) per annum thereon or the maximum rate permitted by applicable law, whichever is less, until paid, within thirty (30) days after the Tribe's receipt of MBI's invoice therefor. In the event such invoice is not paid within such 30-day period, then the Tribe or its agent in charge of the Cash Management System shall pay such costs to MBI from the Net Revenues in addition to the Rent/License Fee and any other fees or payments to be paid to MBI. Furthermore, the Tribe hereby agrees that in all instances the pricing under this Agreement excludes fees, taxes, or licenses that may be required by governmental entities, or other third parties, which would require additional charges to the Tribe under this Agreement.

     27.  Repossession. Should the Tribe fail or refuse to so return and deliver
          -------------
          the Equipment, Software or Supporting Equipment in accordance with the terms and conditions of this Agreement, MBI shall have the right, without notice or demand, to enter the Facility or any premises where the Equipment, Software or Supporting Equipment may be found and take possession of and remove the Equipment, Software or Supporting Equipment without legal process. The Tribe hereby releases any claim or right of action for trespass or damages caused by such entry or repossession.

     28.  Late Payments. Delinquent installments of the Rent/License Fee or any
          --------------
          other payment required hereunder shall bear interest at the rate of eighteen percent (18%) per annum thereon or the maximum rate permitted by applicable law, whichever is less, until paid.

     29.  Waivers. A waiver of any default under this Agreement shall not be a
          --------
          waiver of any other or a subsequent default.

     30.  Further Assurances. The Tribe shall execute and deliver to MBI, upon
          -------------------
          MBI's request, such instruments and assurances as MBI deems necessary or advisable for the confirmation or perfection of this Agreement and MBI's rights hereunder, including without limitation the filing or recording of this Agreement or any U.C.C. filings.

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)

     31.  Force Majeure. MBI shall not be liable to the Tribe or any third party
          --------------
          for the failure of the Equipment, Software, Supporting Equipment or Games to operate due to an act of God; fire; casualty; government codes, ordinances, laws, rules, regulations or restrictions; war or civil disorder; act or decision of a governmental authority; injunction; technical difficulties; failure of satellite communications or electrical or telephone power transmission lines or facilities; strike or labor dispute; or any other cause whether or not beyond the control of MBI or its contractors, sub-contractors, representatives and agents. In the event of any such occurrence(s) MBI, at its option, may terminate this Agreement or suspend and defer its performance hereunder without incurring any liability to the Tribe or any entities or individuals whose claims are predicated upon the operation of the Equipment, Software, Supporting Equipment or the Games.

     32.  Expenses; Independent Contractor; Management Agreement. Each Party
          -------------------------------------------------------
          shall be solely responsible for all expenses incurred by it in the performance of this Agreement. The Tribe and MBI specifically understand and agree that MBI is and shall be and remain at all times under this Agreement an independent contractor and not the servant, agent or employee of the Tribe and that MBI shall be free from interference or direction from the Tribe as to the method of performance of MBI's installation and maintenance of the Equipment, Software or Supporting Equipment hereunder. MBI shall not have the authority, express or implied, to bind the Tribe with respect to any matter. The Parties acknowledge and agree that this Agreement does not create, nor is it intended to create, a management agreement, partnership, agency or any other relationship between the Tribe and MBI, and nothing in this Agreement is intended to authorize MBI to manage all or part of the Tribe's gaming operations. The Parties agree that this Agreement is not intended and shall not be construed to be a lease of land or a conveyance of an interest in land.

     33.  Confidentiality. Except as otherwise required by law, the Tribe agrees
          ----------------
          to forever maintain in confidence and never to disclose to any third party any financial information, confidential ideas and plans, methods, data, developments, inventions or proprietary information regarding MBI, this Agreement, the Equipment and Software and Supporting Equipment or the Games, or the operation thereof, obtained under or in connection with this Agreement, without the express written approval of a duly authorized officer of MBI. This confidential information shall include, but not be limited to, any and all information, data, know-how and documentation which is related to the Software and Supporting Equipment, including object-oriented database systems, source codes, language interfaces, database utilities, development tools, system internals, program strategies and business plans, as well as any information clearly marked as confidential or proprietary. Except as otherwise required by law, MBI agrees to forever maintain in confidence and never disclose to any third party any information or data provided by the Tribe or any financial or other proprietary information regarding the Tribe or its operations obtained under or in connection with this Agreement without the express written approval of a duly authorized officer of the Tribe, except for disclosures to third parties as necessary or convenient to the operation of the Equipment, Software or Supporting Equipment in accordance with the provisions of this Agreement. The provisions of this Section 33 shall survive any termination of this Agreement.

     34.  Attorneys' Fees. In any litigation or arbitration arising under or out
          ----------------
          of this Agreement, or in any action brought to compel the arbitration or to enforce the arbitration award, the prevailing Party shall be entitled to reasonable attorneys' fees and costs (including without limitation appellate fees and costs) from the non-prevailing Party.

     35.  Assignment. This Agreement shall not be assignable by either Party, in
          -----------
          whole or in part, without the prior written consent of the other Party which shall not be unreasonably withheld. Notwithstanding the preceding sentence, MBI may assign this Agreement, without the Tribe's consent, to any corporation or other entity which is a successor to MBI either by merger or consolidation, to a purchaser of all or substantially all of MBI's assets, or to a corporation or other entity which directly or indirectly controls, is under the control of, or is under common control with, MBI. Notwithstanding any other provision hereof, any assignment of or subcontract under

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)
          this Agreement shall not be valid unless approved by the BIA, the NIGC and/or other governmental agencies, if and for so long as such approval is required under applicable law.

     36.  Entire Agreement; Miscellaneous. This Agreement constitutes the entire
          --------------------------------
          agreement and understanding and supersedes and cancels any and all prior oral or written agreements and understandings of the Parties relating to the subject matter hereof. This Agreement shall not be amended or modified in whole or in part, except by a writing signed by the Parties. No waiver by any Party of any violation of any provision of this Agreement shall be effective unless given in a signed writing, nor shall any such waiver be deemed a waiver of any further violation of this Agreement unless expressly so stated in a signed writing. The section headings of this Agreement are for convenience of reference only, and shall not constitute any part of this Agreement. In all cases, the language in all parts of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party. This Agreement has been made and shall be interpreted in accordance with the applicable federal law, and if there is no such applicable federal law, then in accordance with the laws of the State of Oklahoma. The Parties shall each use their respective reasonable best efforts to obtain the consent or approval of each person or entity, if any, whose consent or approval shall be required in order to permit it to consummate the transactions contemplated hereby and to execute and deliver such instruments and to take such other action as may be required to carry out the transactions contemplated by this Agreement.

     37.  Sovereign Status; Non-Impairment of Contracts. The Tribe, on behalf of
          ----------------------------------------------
          itself and any of its tribal entities, hereby covenants and agrees that it shall use its sovereign Tribe status to support and promote this Agreement. During the Term, the Tribe shall enact no law impairing the rights of MBI and/or MGAM under this Agreement. Neither the Tribe nor any agency, entity or affiliate of the Tribe shall, by exercise of the police power or otherwise, act to modify, amend, or in any manner impair the rights of the MBI and/or MGAM under this Agreement. In furtherance of the foregoing, neither the Tribe nor any agency, entity or affiliate of the Tribe shall impose any taxes, fees, assessments, or other charges of any nature whatsoever on payments due to MBI and/or MGAM hereunder.

     38.  Notices. All notices hereunder shall be in writing and shall be deemed
          --------
          to have been given or made when (i) delivered by hand; (ii) delivered by facsimile or overnight delivery service; or (iii) delivered or mailed by registered or certified mail, postage prepaid, addressed as follows, until notice of another address and/or facsimile number shall have been received by the other Party.

                  If to MBI:

                  ________________, Vice President
                  MegaBingo, Inc.
                  8900 Shoal Creek Boulevard, Suite 300
                  Austin, Texas  78757
                  Telephone:  (512) 371-7100
                  Facsimile:  (512) 371-7114

                  If to the Tribe:
                                    --------------------------------------
                                    Attn:
                                           -------------------------------

                                    ---------------------------------------
                                    Telephone:
                                              ----------------------------

                                    Facsimile No.:
                                                  ------------------------

     39.  Severability. If any one or more of the provisions or part of a
          -------------
          provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of this Agreement in any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)
          jurisdiction as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

     40.  Counterparts. This Agreement may be executed in two or more
          -------------
          counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Any such counterpart may be executed by facsimile signature with only verbal confirmation, and when so executed and delivered shall be deemed an original and such counterpart(s) together shall constitute only one original.

     41.  Trademarks. In order to preserve the value of each Party's name and/or
          -----------
          any trademarks, service marks, trade names, or trade dress adopted and/or used by that Party from time to time (hereinafter referred to as "Marks"), no Party shall make any use of any Marks belonging to the other Party for any reason (e.g., in advertising, press releases, or other publicity), except solely as may be authorized in a written agreement between the Party owning the Marks and the Party wishing to use the Marks.

     42.  Exports. Each Party represents to and agrees with the other that it
          --------
          will comply with all applicable United States laws including all Export Administration regulations regarding the export of Software and Supporting Equipment and technology from the United States.

     43.  Manager. The Parties recognize that some or all of the management
          --------
          duties of the Tribe with regard to the Facility may, at some point, be contracted to the Manager under a management contract approved by the NIGC. MBI will use all commercially reasonable efforts to cooperate with the Tribe and the Manager upon any assumption of Facility management by the Manager. In addition, the Tribe shall cause the Manager to abide by the terms of this Agreement to the extent that the Manager is performing the duties of the Tribe hereunder.

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)

                                   EXHIBIT "G"
                      MEGANANZA(TM) BINGO SYSTEM AGREEMENT
                                  Sample Report

                           MEGANANZA(TM) SALES SUMMARY


Location:       Casino Name
Game Date:      00/00/2001
Manager:        Manager Name
Fax #           000-000-0000

Sales Information

                                              --------------------------------------------------------------------
                                                  .25 Game        $1.00 Game      $5.00 Game        All Games
                                              --------------------------------------------------------------------

                                  Stations           15               14               6               35

                               Gross Sales           $70,955.75     $181,310.00       $26,955.00      $279,220.75
                                              --------------------------------------------------------------------

Prize Performance

                                              --------------------------------------------------------------------
                               Prizes Paid           $64,933.50     $183,389.00       $27,795.00      $276,117.50
                         Actual Percentage               91.51%         101.15%          103.12%           98.89%
                         Target Percentage               95.76%          95.76%           95.76%
                             Target Prizes           $67,947.23     $173,622.46       $25,812.11      $267,381.79
                                              --------------------------------------------------------------------
                          Prize Adjustment            $3,013.73     ($9,766.54)      ($1,982.89)      ($8,735.71)
                                              --------------------------------------------------------------------

Hold Per Station

                                              --------------------------------------------------------------------
                               Actual Hold            $6,022.25     ($2,079.00)        ($840.00)        $3,103.25
                          Actual Hold/Unit              $401.48       ($148.50)        ($140.00)           $88.66
                           Actual Hold Pct                8.49%          -1.15%           -3.12%            1.11%
                           Normalized Hold            $3,008.52       $7,687.54        $1,142.89       $11,838.96
                       Normalized Hold Pct                4.24%           4.24%            4.24%
                                              --------------------------------------------------------------------
                      Normalized Hold/Unit              $200.57         $549.11          $190.48          $338.26
                                              --------------------------------------------------------------------

Reconciliation

                           Normalized Hold                           $11,838.96
                        Service Allocation          0.005                $59.19                            $59.19
                      Marketing Allocation          0.005                $59.19                            $59.19
                          Legal Allocation          0.005                $59.19                            $59.19
                          Prize Management   Y      0.015               $177.58                           $177.58
                                  Net Hold                           $11,483.79
                      Net Tribe Commission          0.700             $8,038.65
                       Net MGAM Commission          0.300             $2,411.60                         $2,411.60
                          Prize Adjustment                           -$8,735.71                        ($8,735.71)
                                                    Net Deposit (Reimbursement)                        ($5,968.94)

          Tribe       MBI

Initials  _______     _______                      MBI - MegaNanza (Rental)